Exhibit (j)(ii)

              CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 28, 2005 relating to the financial statements and financial highlights, which appear in the July 31, 2005 Annual Reports to the Shareholders of Fifth Third Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
November 21, 2005